United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 20, 2016

ISORAY, INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of principal executive offices) (Zip Code)

(509) 375-1202

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 20, 2016, IsoRay, Inc. (the “Company”), a medical technology company and innovator in seed brachytherapy and medical radioisotope applications for the treatment of prostate, brain, lung, head and neck, and gynecological cancers, issued a press release announcing that it will hold its fiscal 2017 annual shareholder meeting on Wednesday, December 14, 2016, beginning at 11:00 a.m. (MST), at 8701 East Pinnacle Peak Road, Scottsdale, AZ 85255. The board of directors has established October 26, 2016 as the record date for determining shareholders entitled to vote at the meeting.

The annual meeting date represents a change of more than 30 days from the anniversary of the Company’s fiscal 2016 annual meeting of shareholders.  As a result, the Company has set a deadline of October 31, 2016 for the receipt of any shareholder proposals for inclusion in the Company’s proxy materials.  Proposals submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must comply with the requirements set forth in Rule 14a-8.  Shareholder proposals not submitted pursuant to Rule 14a-8 must comply with the requirements set forth in the Company’s bylaws.  The Company intends to view any proposals received after October 31, 2016 as not having been received within the time periods set forth in Rule 14a-8 or the Company’s bylaws, as applicable.  Any proposal submitted outside this timeframe will not be considered timely and will be excluded from consideration at the annual meeting.

Proposals and notices of proposals should be mailed to: IsoRay, Inc., 350 Hills Street, Suite 106 Richland, WA  99354, Attn: Corporate Secretary.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: October 20, 2016

IsoRay, Inc., a Minnesota corporation

By:	/s/ Brien Ragle
Brien Ragle, CFO